                                                EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249021 on Form S-3 and Registration Statement Nos. 333-179409, 333-205421 and 333-259913 on Form S-8 of our reports dated February 23, 2023, relating to the financial statements of EPAM Systems, Inc. and the effectiveness of EPAM Systems, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, PA
February 23, 2023